EXHIBIT 6.1



                          FIXED INCOME SECURITIES, INC.

                                    DIRECTORS

     Scott I. Colyer

     Lisa A. Colyer

     James R. Costas

     Christopher T. Genovese

     Randal J. Pegg

     R. Scott Roberg

     Jack Simkin

     Andrew Williams

                                    OFFICERS

     Scott I. Colyer             Chief Executive Officer

     Jack Simkin                 Chief Operating Officer

     Andrew Williams             President

     R. Scott Roberg             Chief Financial Officer

     Michael Dudley              Secretary

     Joe R. Cotton               Executive Vice President

     Lisa A. Colyer              Executive Vice President

     James R. Costas             Executive Vice President

     Christopher T. Genovese     Executive Vice President

     Randal J. Pegg              Executive Vice President



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